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Name                                                Jurisdiction of Organization
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3016117 Nova Scotia ULC                                          Nova Scotia

Birmingham Crane & Hoist, Inc.                                    Alabama

Butters Engineering Services Limited                              Scotland

EPH Material Handling, LLC                                        Pennsylvania

Harnischfeger Distribution & Service, LLC                         Wisconsin

Morris Material Handling Mexico S.A. de C.V.                      Mexico

HPH Material Handling, LLC                                        Wisconsin

Hydramach ULC                                                     Nova Scotia

Invercoe Engineering Limited                                      Scotland

Kaverit Steel and Crane ULC                                       Nova Scotia

Linear Motors Limited                                             U.K.

Lowfile Limited                                                   U.K.

Material Handling Equipment Nevada Corporation                    Nevada

Merwin, LLC                                                       Delaware

MHE Technologies, Inc.                                            Delaware

MHE Canada ULC                                                    Canada

MMH (Holdings) Limited                                            U.K.

MMH International Limited                                         U.K.

Mondel ULC                                                        Nova Scotia

Morris Blooma Pte Ltd.                                            Singapore

Morris Material Handling, Inc.                                    Delaware

Morris Material Handling, LLC                                     Delaware

Morris Material Handling Limited                                  U.K.

Morris Material Handling Equipment Limited                        U.K.

Morris Mechanical Handling (Pty.) Limited                         South Africa

MPH Crane, Inc.                                                   Ohio

P&H Middle East Ltd.                                              Cayman Islands

PHME Service, Inc.                                                Delaware

PHMH Holding Company                                              Delaware

RedCrown, ULC                                                     U.K.

Royce Limited                                                     U.K.

SPH Crane & Hoist, Inc.                                           Delaware

U.K. Crane Services Limited                                       U.K.

The Vaughan Crane Company Limited                                 U.K.